    As filed with the Securities and Exchange Commission on March 23, 2005.

                                                   Registration No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

           PHEAA STUDENT LOAN
             FOUNDATION, INC.                     PHEAA STUDENT LOAN TRUST I
(Depositor to the Issuer described herein)          (Issuer of the Notes)
------------------------------------------       ----------------------------
 (Exact name of registrant as specified          (Exact name of registrant as
             in its charter)                       specified in its charter)

              Pennsylvania                             Delaware
     -------------------------------       --------------------------------
     (State or other jurisdiction of       (State or other jurisdiction of
     incorporation or organization)         incorporation or organization)

               51-0423553                              14-6223927
  ------------------------------------    ------------------------------------
  (I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)


                                            c/o Wachovia Bank of Delaware
                                             One Rodney Square, Suite 102
      1200 North Seventh Street,                   920 King Street
       Harrisburg, PA 17102-1444                 Wilmington, DE 19801
            717-720-2023                            302-888-7528
    ------------------------------         ------------------------------
    (Address, including ZIP Code,             (Address, including ZIP Code,
telephone number, including area code,   telephone number, including area code,
      of registrant's principal               of registrant's principal
       executive offices)                         executive offices)

                                   ----------

                               Timothy A. Guenther
                 Pennsylvania Higher Education Assistance Agency
                            1200 North Seventh Street
                           Harrisburg, PA 17102 - 1444
                                  717-720-2023
            ---------------------------------------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   COPIES TO:

           Kenneth R. Dugan, Esq.             Wesley R. Kelso, Esquire
                Stevens & Lee                      Stevens & Lee
           111 North Sixth Street              25 North Queen Street
           Reading, PA 19603-0679                    Suite 602
               (610) 478-2163                   Lancaster, PA 17603
                                                   (717) 399-6632

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-102638 and 333-102638-1

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================

                     PROPOSED
 TITLE OF EACH       MAXIMUM          PROPOSED
   CLASS OF          OFFERING         MAXIMUM                       AMOUNT OF
 SECURITIES TO     AMOUNT TO BE      AGGREGATE        OFFERING     REGISTRATION
 BE REGISTERED     REGISTERED(1)   PRICE PER UNIT     PRICE(2)         FEE
==============     =============   ==============   =============  ============
   Notes(1)        $ 200,000,000        100%        $ 200,000,000  $     23,540
==============     =============   ==============   =============  ============

(1) The amount of securities being registered represents the maximum aggregate principal amount of securities expected to be offered for sale.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.



        Pursuant to Rule 429 under the Securities Act of 1933, as amended, each Prospectus included in this Registration Statement is a Combined Prospectus that also relates to the same classes of securities of the Registrants previously registered under the Registration Statement on Form S-3 No. 333-102638 (relating to PHEAA Student Loan Foundation, Inc.) and No 333-102638-1 (relating to PHEAA Student Loan Trust I).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The information in the Registration Statement on Form S-3 (File No. 333-102638) filed by PHEAA Student Loan Foundation, Inc. with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on March 23, 2005.

                                   PHEAA STUDENT LOAN FOUNDATION,
                                   INC., as depositor of PHEAA Student Loan
                                   Trust I and Co-Registrant on behalf of
                                   PHEAA Student Loan Trust I as Co-Registrant

                                    By: /s/ Lori Fehr
                                        ------------------------------------
                                        Lori Fehr, President

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Guenther, Kenneth R. Dugan and Wesley
R. Kelso, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                  DATE
--------------------------    ------------------------------    ---------------

/s/ Lori Fehr                 President (Principal Executive    March 23, 2005
--------------------------    Officer) and Director
Lori Fehr


/s/ Timothy A. Guenther       Treasurer (Principal Financial    March 21, 2005
--------------------------    and Accounting Officer) and
Timothy A. Guenther           Director

/s/ Mark R. Schmidt
--------------------------    Director                          March 21, 2005
Mark R. Schmidt

/s/ Thomas A. Campbell
--------------------------    Director                          March 21, 2005
Thomas A. Campbell

/s/ Joseph D. Freney
--------------------------    Director                          March 21, 2005
Joseph D. Freney

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     ----------------------------------------------------------
    5.1         Opinion of Stevens & Lee with respect to legality

   23.1         Consent of Stevens & Lee (included as part of Exhibit 5.1)